Exhibit 10.1

CTC MEDIA, INC.

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (this “Amendment”) is made as of the 10th day of June 2010 among CTC Media, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto (individually, a “Stockholder” and collectively, the “Stockholders”).

Preliminary Statements:

A.            The Company and the Stockholders are party to that certain Stockholders’ Agreement dated as of May 12, 2006 (the “Original Agreement”), as amended by the Amendment Agreement dated as of November 5, 2008 (the “First Amendment” and, together with the Original Agreement, the “Agreement”).

B.            The Company and the Stockholders entered into the First Amendment in connection with the election of a tenth member to the Company’s Board of Directors.

C.            The Company and the Stockholders desire to amend certain provisions of the Agreement to (i) extend the term of the Agreement and (ii) to memorialize certain terms of the Original Agreement in light of the fact that the Company’s Board of Directors has been reduced to nine members.

D.            Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In consideration of the mutual covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

Agreements:

1.             Amendments.

(a)           Section 1.1(a) of the Agreement is hereby deleted in its entirety and replaced with Section 1.1(a) of the Original Agreement.

(b)           Section 1.1(i) of the Agreement is hereby deleted in its entirety.

(c)           Section 8.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Termination.  This Agreement shall terminate on the earlier to occur of (i) the date on which all Stockholders agree in writing to terminate this Agreement and (ii) June 6, 2014; provided, however, that Section 8.13 (Governing Law) and Section 8.14 (Dispute Resolution) shall survive termination hereof.”

2.             General.

(a)           Section Headings.  The section headings herein are for the convenience of the parties and in no way affect the validity or enforceability of any other provision of this Amendment.

(b)           Severability.  The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

(c)           Complete Agreement.  Except as expressly amended or waived hereby, the Agreement remains in full force and effect.  This Amendment, together with the Agreement, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreement and understandings, whether written or oral, relating to such subject matter.

(d)           Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Amendment may be executed by facsimile signatures.

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IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first written above.

CTC MEDIA, INC.

By:	/s/ Boris Podolsky
Boris Podolsky
Chief Financial Officer

MTG RUSSIA AB

By:	/s/ Hans-Holger Albrecht
Director

Print name:	Hans-Holger Albrecht

By:	/s/ Mathias Hermansson
Director

Print name:	Mathias Hermansson

ALFA CTC HOLDINGS LIMITED

By:	/s/ Charalambos Michaelldes
Director

Print name: Charalambos Michaelldes

By:	/s/ Maria Pitta
Director

Print name: Maria Pitta